UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2012

ARDEA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33734	94-3200380
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4939 Directors Place, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 652-6500

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 21, 2012, Ardea Biosciences, Inc., a Delaware corporation (“we” or the “Company”), Zeneca Inc., a Delaware corporation (“Zeneca”), and QAM Corp., a Delaware corporation and a wholly owned subsidiary of Zeneca (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly owned subsidiary of Zeneca (the “Merger”). The boards of directors of the Company and Zeneca have unanimously approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company, other than any shares owned by the Company, Zeneca, Merger Sub or any wholly owned subsidiary of the Company or of Zeneca, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and converted into the right to receive $32.00 in cash, without interest (the “Per Share Merger Price”). In addition, at the Effective Time (i) each outstanding Company stock option will fully vest and the holder thereof will be entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the excess, if any, of the Per Share Merger Price over the exercise price of such option and the number of shares of Company common stock underlying such option, (ii) each outstanding Company warrant will be treated in accordance with the terms of the Merger Agreement, and (iii) each outstanding Company restricted stock award will fully vest and the holder thereof will be entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the Per Share Merger Price and the number of shares of Company common stock subject to such restricted stock award.

Completion of the Merger is subject to various customary conditions, including, among other things: (i) the approval of the stockholders of the Company; (ii) subject, in most cases, to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Zeneca and the compliance by each of the Company and Zeneca with their respective obligations under the Merger Agreement; and (iii) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals. The Merger Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, the Company is not permitted to solicit or participate in discussions with any third party regarding another acquisition proposal unless it has received an unsolicited bona fide written proposal or offer that the Company’s board of directors in good faith determines constitutes or would reasonably be expected to result in a “Superior Proposal”.

The Merger Agreement contains certain termination rights in favor of each of the Company and Zeneca, including each party’s right to terminate the Merger Agreement if, among other things, the Merger is not completed by November 30, 2012 or the approval of the stockholders of the Company is not obtained. In addition, the Merger Agreement provides that in connection with certain terminations of the Merger Agreement, depending on the circumstances surrounding the termination, the Company will be required to pay Zeneca a termination fee of $41.0 million. The Company’s obligation to pay Zeneca the termination fee will apply if the Company enters into an agreement within 12 months of certain terminations providing for a third party to acquire the Company.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Zeneca, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Zeneca, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain directors and executive officers of the Company and certain of their respective affiliates (collectively, the “Key Stockholders”) entered into voting agreements in favor of Zeneca (collectively, the “Voting Agreements”). The shares of Company common stock beneficially owned by the Key Stockholders (including all shares of Company common stock underlying options, warrants and restricted stock) and thus subject to the Voting Agreements constitute approximately 29.6% of the total issued and outstanding shares of Company common stock.

Pursuant to the Voting Agreements, the Key Stockholders have agreed to vote, or cause to be voted, all shares of Company common stock beneficially owned by them in favor of the adoption of the Merger Agreement. In addition, the Key Stockholders have agreed to vote all such shares of Company common stock against (i) any proposal made in opposition to, or in competition with, the consummation of the Merger or any other transactions contemplated by the Merger Agreement; (ii) any acquisition transaction or (iii) any other action involving the Company that would reasonably be expected to impede, prevent, delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The Voting Agreements also provide that the Key Stockholders will not, among other things, sell, transfer or otherwise dispose of, or enter into any agreement, option or other commitment with respect to the transfer of, any shares of common stock of the Company beneficially owned by them, or grant any proxies with respect to such shares. The Key Stockholders have also agreed not to take any actions that the Company is prohibited from taking pursuant to the “no solicitation” provisions contained in the Merger Agreement and have agreed to the treatment of their warrants as described in the Merger Agreement.

The Voting Agreements will terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date on which the Merger becomes effective; and (iii) at the option of the Key Stockholders, the date on which an amendment to the Merger Agreement is effected that materially and adversely affects such Key Stockholders.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger; the benefits and synergies expected to result from the proposed merger; the anticipated customer base for the Company following the completion of the proposed merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, which was filed with the SEC on March 9, 2012, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Additional Information and Where to Find It

In connection with the Merger, a proxy statement of the Company and other materials will be filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors will be able to obtain copies of the proxy statement (when available) and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.ardeabio.com. Stockholders will also be able to obtain copies of the proxy statement and other documents related to the Merger (when available) for free by written request to Ardea Biosciences, Inc., c/o Corporate Secretary, 4939 Directors Place, San Diego, California 92121.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 10, 2012. Certain directors and executive officers of the Company may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or other securities or rights to severance payments if their employment is terminated following the Merger. Additional information regarding the Company and the interests of its executive officers and directors in the Merger will be contained in the proxy statement regarding the Merger that will be filed by the Company with the SEC.

Item 8.01.	Other Events

On April 23, 2012, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

2.1#	Agreement and Plan of Merger, dated as of April 21, 2012, by and among Ardea Biosciences, Inc., Zeneca Inc., and QAM Corp.

10.1	Form of Voting Agreement, dated April 21, 2012, by and between Zeneca Inc. and certain directors and executive officers of Ardea Biosciences, Inc.

99.1	Press release dated April 23, 2012

#	Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEA BIOSCIENCES, INC.

By:	/s/ Christian Waage
Christian Waage
General Counsel

Date: April 24, 2012